UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

Fate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

 Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2018, Fate Therapeutics, Inc. (the “Company”) entered into an amendment (the “Sixth Amendment”) to the Lease Agreement dated as of December 3, 2009, as amended (the “Lease”), with ARE-3535/3565 General Atomics Court, LLC (“Landlord”) for its corporate headquarters located at 3535 General Atomics Court, San Diego, CA (the “Premises”).

Pursuant to the Sixth Amendment, the space leased by the Company was expanded by an additional 24,197 square feet (the “Expansion Space”) to 72,121 square feet at the Premises, and the Company extended the term of the Lease from its current termination date of June 30, 2023 until the date 120 months after the date on which the Company begins to occupy the Expansion Space, which is expected to occur by January 1, 2019.  The Expansion Space includes office, laboratory and manufacturing facilities.  The Company maintains the right to terminate the Lease with respect to the entire Premises on the eighty-second (82nd) month following occupancy of the Expansion Space, subject to the Company’s delivery to the Landlord of 12 months’ prior written notice and an early termination payment of $2.5 million.

Under the Sixth Amendment, the Company is obligated to pay Base Rent (as such term is defined in the Lease) for the Expansion Space of $4.35 per rentable square foot per month and for certain costs and operating expenses related to the Expansion Space provided that, during the first six consecutive months following occupancy, the Base Rent shall be abated in full.  Base Rent payable with respect to the Expansion Space will be increased annually by 3% of the then-current Base Rent.  In addition, the Sixth Amendment provides for a tenant improvement allowance to the Company of up to $1.85 million for specified improvements to the Expansion Space.

The foregoing description of the Sixth Amendment does not purport to be complete, and is qualified in its entirety by reference to the Sixth Amendment, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2018, Stewart Abbot, Chief Development Officer of the Company, provided his resignation to pursue another opportunity.  His resignation is effective as of the close of business on June 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer